Exhibit 99.2

NEWS RELEASE

GRAY ANNOUNCES PRIVATE OFFERING OF SENIOR NOTES

Atlanta, Georgia – October 8, 2020. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) announced today that it has commenced an offering of $550.0 million aggregate principal amount of senior notes due 2030 (the “Notes”), the completion of which is subject to market conditions. The Notes will be the Company’s senior unsecured obligations and will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of Gray that guarantees Gray’s existing senior credit facility.

Gray intends to use the net proceeds of the offering to (i) redeem all of its outstanding $525.0 million aggregate principal amount of 5.125% senior notes due 2024 (the “existing 2024 notes”), (ii) pay all fees and expenses in connection with the offering, including the redemption premium applicable to the existing 2024 notes and (iii) for general corporate purposes.

On October 8, 2020, Gray also issued a conditional notice of redemption to the holders of the existing 2024 notes, notifying such holders that Gray intends to redeem all of the existing 2024 notes on October 19, 2020. The redemption of the existing 2024 notes is conditioned upon the consummation of offering of Notes discussed above. If redeemed, the existing 2024 notes will be redeemed at 102.563% of par, plus the accrued and unpaid interest to, but excluding, the date of redemption.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Act. Furthermore, the foregoing does not constitute a notice of redemption for, or an offer to purchase, any of the existing 2024 notes.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs as to our ability to consummate the offering of Notes, the intended use of proceeds thereof, and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, each of which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

Gray Contacts:

www.gray.tv

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828

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